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                                                                 EXECUTION COPY

                           KEY ENERGY SERVICES, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                                  June 27, 2000

Lehman Brothers Inc.
As Representative of the several
 Underwriters named in Schedule I
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York  10285


Ladies and Gentlemen:

                  Key Energy Services, Inc., a Maryland corporation (the "COMPANY"), proposes, subject to the terms and conditions contained herein, to sell to you (the "UNDERWRITERS"), an aggregate of 10,000,000 shares (the "FIRM STOCK") of the Company's Common Stock, $0.10 par value (the "COMMON STOCK").

                  In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 1,500,000 shares of the Common Stock on the terms and for the purposes set forth in Section 1 (the "OPTION STOCK"). The Firm Stock, and the Option Stock, if purchased, are hereinafter collectively called the "SHARES." This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters

                  The Company has filed with the Securities and Exchange Commission (the "COMMISSION"), a registration statement on Form S-3 (No. 333-67665) and a prospectus for the registration of the issuance of Shares under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations thereunder (the "SECURITIES ACT REGULATIONS"). The Company has prepared and filed such amendments thereto, if any, and such prospectus supplements, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such prospectus supplements as may hereafter be required in connection with the offering and sale of the Shares. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "REGISTRATION STATEMENT," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Delivery Date (as defined below), "Registration Statement" shall refer to such registration statement as so amended. As used herein, the term "PROSPECTUS" means the prospectus included in the Registration Statement in the form filed with the Commission on April 16, 1999 pursuant to Rule 424(b) under the Securities Act Regulations, except that, subject to Section 5(a) below, if any revised prospectus or prospectus supplement

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shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Shares which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to the Prospectus as revised or supplemented by such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. The Commission has not issued any order preventing or suspending the use of the Prospectus.

                  1. SALE AND PURCHASE OF THE SHARES. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell to the several Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a price of $9.195 per share (the "INITIAL PRICE"), the number of shares of Firm Stock set forth opposite that Underwriter's name in Schedule I hereto.

                  In addition, the Company grants to the Underwriters an option to purchase up to 1,500,000 shares of Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 2 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in Schedule I hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representative so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

                  The price of both the Firm Stock and any Option Stock shall be $9.195 per share.

                  The Company shall not be obligated to deliver any of the Shares to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Shares to be purchased on such Delivery Date as provided herein.

                  2. DELIVERY AND PAYMENT. Delivery by the Company of the Firm Stock to the Representative for the respective accounts of the Underwriters, and payment of the purchase price by wire transfer payable in same day funds drawn to the order of the Company for the Firm Stock purchased from the Company, against delivery of the respective certificates therefor to the Representative, shall take place at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on the fourth business day following the date of this Agreement, or at such time on such other date, not later than 10 business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment are sometimes referred to as the "FIRST DELIVERY DATE").

                  The option granted in Section 1 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representative. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representative, when the shares of

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Option Stock are to be delivered; PROVIDED, HOWEVER, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "SECOND DELIVERY DATE" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "DELIVERY DATE".

                  Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representative shall request at least two full business days before the applicable Delivery Date and shall be made available to the Representative for checking and packaging, at such place as is designated by the Representative, on the full business day before the applicable Delivery Date.

                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Underwriters as follows:

                  (a) The Company's capitalization consists of 200,000,000 shares of Common Stock, of which as of June 26, 2000, 85,790,838 shares are outstanding and 16,632,853 shares are reserved for issuance pursuant to outstanding options, warrants and convertible securities. The Company's certificate of incorporation gives the Company's board of directors the authority, without further shareholder action, to redesignate all of the authorized and unissued shares of the Company's Common Stock into one or more series of preferred stock. As of the date hereof, no shares have been so designated or issued. The outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and all of the issued and outstanding capital stock or partnership interests, as applicable, of each of the Subsidiaries (which capitalized term is defined to include only those subsidiaries of the Company that are listed in Schedule II hereto) have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock or partnership interests, as applicable, of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

                  (b) each of the Company and its subsidiaries has been duly formed and is validly existing in good standing under the laws of its jurisdiction of organization with full power and authority to own its properties and to conduct its business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, except where the failure by any of such subsidiaries to be organized or validly existing or to have such power or authority or to be in good standing would not reasonably be

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        expected to have a material adverse effect on the consolidated financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT");

                  (c) the Company and all of its subsidiaries are duly qualified or licensed by each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure, individually or in the aggregate, to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect; except as disclosed in the Prospectus, no subsidiary (other than Odessa Exploration Incorporated) is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary's capital stock or from repaying to the Company or any other subsidiary any amounts which may from time to time become due under any loans or advances to such subsidiary from the Company or such other subsidiary, or from transferring any such subsidiary's property or assets to the Company or to any other subsidiary; other than the Company's interests in the Marcum Midstream 1995-2 Business Trust and the Marcum Midstream 1997-1 Business Trust and as disclosed in the Prospectus, the Company does not own, directly or indirectly, more than one percent of the capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

                  (d) the Company and its subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to be in compliance would not have a Material Adverse Effect;

                  (e) neither the Company nor any of its Subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective articles of incorporation or charter or by-laws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which would not reasonably be expected to have a Material Adverse Effect;

                  (f) the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not: (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the articles of incorporation or charter or by-laws of the Company or any of its subsidiaries, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or
        (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except in the case of clause (ii) or this clause (iii) for

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        such breaches or defaults which would not reasonably be expected to have a Material Adverse Effect; (B) result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or its subsidiaries; (C) accelerate the right of any holder of a security or obligation of the Company or its subsidiaries to receive a payment prior to maturity; or (D) trigger a change in control provision under any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties is bound, except, in the case of (B), (C) or (D), which would not reasonably be expected to have a Material Adverse Effect;

                  (g) this Agreement has been duly authorized, executed and delivered by the Company;

                  (h) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company's execution, delivery and performance of this Agreement, the consummation of the transaction contemplated hereby, and its sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the First Delivery Date,
        (B) such approvals as have been obtained, or will have been obtained at the First Delivery Date, in connection with the approval of the listing of the Shares on the New York Stock Exchange and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

                  (i) each of the Company and its subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect; and such licenses, authorizations, consents or approvals do not, individually or in the aggregate, contain any restriction sufficiently burdensome as to have a Material Adverse Effect and which restriction is not adequately disclosed in the Prospectus;

                  (j) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission,

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        and any request on the part of the Commission for additional information has been complied with;

                  (k) the Registration Statement complies, and the Prospectus and any further amendments or supplements thereto will, when filed with the Commission, comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto relating to this offering will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus or any amendment or supplement thereto at the time of its delivery, will not, as of the applicable filing date and at each Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Registration Statement or the Prospectus;

                  (l) the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares will be identical in all material respects to the version of the Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T;

                  (m) on or before the First Delivery Date, all legal or governmental proceedings, contracts or documents of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus will have been so filed, summarized or described as required;

                  (n) there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could result in a judgment, decree, award or order which, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect;

                  (o) the consolidated historical financial statements, including the notes thereto, filed as part of the Registration Statement or included in the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the "COVERED ENTITIES") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity, in all material respects, with generally accepted accounting principles applied on a consistent

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        basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; and the amounts in the Company's Form 10-K under the caption "Selected Financial Data" incorporated by reference into the Prospectus fairly present, in all material respects, the information shown therein and have been compiled on a basis consistent with the financial statements included in the Prospectus;

                  (p) KPMG LLP, whose reports on the consolidated financial statements of the Company and its subsidiaries are filed with the Commission as part of the Prospectus, are and were during the periods covered by their reports, independent public accountants as required by the Securities Act and the Securities Act Regulations;

                  (q) subsequent to the most recent dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any material adverse change in the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (B) any transaction, which is material to the Company and its Subsidiaries taken as a whole, entered into by the Company or any of its Subsidiaries that is not in the ordinary course of business, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries taken as a whole other than those that were incurred in the ordinary course of business or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

                  (r) the Shares, when issued, will conform in all material respects to the description thereof contained in the Prospectus;

                  (s) except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement;

                  (t) the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or by-laws of the Company, under any agreement to which the Company or any of its Subsidiaries is a party or otherwise;

                  (u) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

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                  (v)   except with respect to the blue sky survey, the Company
        has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

                  (w) any certificate signed by any officer of the Company or any Subsidiary delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby;

                  (x) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company and the requirements of the New York Stock Exchange;

                  (y) the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or permitted by the indenture for the Company's 14% Senior Subordinated Notes due 2009 or such as do not result in a Material Adverse Effect and do not interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or which would not reasonably be expected to have a Material Adverse Effect;

                  (z) the descriptions in the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required;

                  (aa) the Company and each subsidiary owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "INTANGIBLES") necessary to entitle the Company and each subsidiary to conduct its business as described in the Prospectus, except to the extent that the failure to own or possess any such Intangibles would not have a Material Adverse Effect, and neither the Company, nor any subsidiary, has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could reasonably be expected to have a Material Adverse Effect;

                  (bb) the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; and (ii) transactions are recorded as necessary to permit preparation of financial statements in

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        conformity with generally accepted accounting principles and to maintain asset accountability;

                  (cc) each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles, those currently payable without penalty or interest, or the nonpayment of which would not have a Material Adverse Effect; and no tax deficiency has been asserted or determined adversely to the Company or any of its subsidiaries which has had a Material Adverse Effect (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would have such a Material Adverse Effect).

                  (dd) each of the Company and its Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks that the Company believes is adequate for the conduct of their respective businesses and the value of their respective properties, and is customary for companies engaged in similar businesses in similar industries;

                  (ee) since the date of the Prospectus, neither the Company nor any of its Subsidiaries has violated, or received notice of any violation with respect to: (i) any federal or state law relating to discrimination in the hiring, promotion or pay of employees; or (ii) any applicable federal or state wages and hours law, the violation of any of which would reasonably be expected to have a Material Adverse Effect;

                  (ff) except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); (ii) no "REPORTABLE EVENT" (as defined in ERISA) has occurred with respect to any "PENSION PLAN" (as defined in ERISA) for which the Company would have any liability; (iii) the Company has not incurred and does not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and
        (iv) each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

                  (gg) there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule,

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        regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection;

                  (hh) to the knowledge of the Company, neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and its subsidiaries;

                  (ii) there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its subsidiaries or any of the members of the families of any of them that are required to be disclosed in the Prospectus that are not so disclosed;

                  (jj) since the 1992 reorganization of the Company, all securities issued by the Company have been issued and sold in compliance with (i) all applicable federal and state securities laws,
        (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of the New York Stock Exchange;

                  (kk) except as described in the Registration Statement or the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants. The Company has not distributed and will not distribute any other offering material in connection with the offer and sale of the Shares other than the Registration Statement and the Prospectus;

                  (ll) other than as described in the Prospectus, the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

                  (mm) no relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, which is required to be described in the Registration Statement or the Prospectus and which is not so described;

                  (nn) neither the Company nor any of the subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an "investment company" or an entity "controlled" by and "investment company", as such terms are defined in the Investment Company Act of 1940, as amended;

                  (oo) there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely to have, individually or in the aggregate, a Material Adverse Effect; and

                  (pp) neither the Company nor any of the subsidiaries has experienced or anticipates experiencing any year 2000 related problem with any computer software (including, without limitation, software which forms a part of any hardware) owned or used by the Company or any subsidiary, or licensed by the Company or any subsidiary, as licensor or as licensee, other than any shrinkwrap software available generally to retail customers, which have had or are likely to have, individually or in the aggregate, a Material Adverse Effect.

                  4. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase the Shares is subject to each of the following terms and conditions:

                  (a) Notification that the Registration Statement remains effective shall have been received by the Representative and the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement.

                  (b) No order preventing or suspending the use of the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests by the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Underwriters.

                  (c) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 4(d) shall be true and correct when made and on and as of each Delivery Date as if made on such date. The Company shall have materially performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before the First Delivery Date.

                  (d) The Representative shall have received on the Delivery Date a certificate, addressed to the Underwriters and dated such Delivery Date, of the chief executive and the chief financial officer of the Company to the effect that (i) the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are materially true and correct on and as of the Delivery Date with the same effect as if made on the Delivery Date and the Company has performed, in all material respects, all covenants and agreements and satisfied, in all material respects, all conditions contained in this Agreement required to be performed or satisfied by it at or prior to the Delivery Date, and (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and to the best of their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

                  (e) The Representative shall have received, at the time this Agreement is executed and on the Delivery Date a signed letter from KPMG LLP addressed to the Underwriters and dated, respectively, the date of this Agreement and the Delivery Date, in form and substance reasonably satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Securities Act and the Securities Act Regulations, that the response to Item 10 of the Registration Statement on Form S-3 is correct insofar as it relates to them and stating in effect that:

                       (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations;

                       (ii) on the basis of carrying out certain procedures
                  but not an examination in accordance with generally accepted auditing standards which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the stockholders and directors of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the latest audited financial statements, except as disclosed in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

                            (A) with respect to the Company, there were, at a specified date not more than three business days prior to the date of the letter, any increases in the current liabilities and long-term liabilities of the Company or any decreases in net income or in working capital or the stockholders' equity in the Company, as compared with the amounts shown on the

                       Company's audited balance sheet for the fiscal year ended June 30, 1999 and the nine months ended March 31, 2000 incorporated by reference in the Registration Statement; and

                           (iii) they have performed certain other procedures as
                  may be permitted under generally accepted auditing standards as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth or incorporated by reference in the Registration Statement and the Prospectus and reasonably specified by the Underwriters agrees with the accounting records of the Company.

                           References to the Registration Statement and the
                  Prospectus in this paragraph (e) are to such documents as amended and supplemented at the date of the letter.

                  (f) The Company shall furnish to the Representative at the Delivery Date an opinion of Porter & Hedges, L.L.P., counsel for the Company and its Subsidiaries, addressed to the Underwriters and dated the Delivery Date and in form and substance reasonably satisfactory to Latham & Watkins, counsel for the Underwriters, stating that:

                       (i) The Company's capitalization consists of 200,000,000 shares of Common Stock, of which at June 26, 2000, 85,790,838 shares are outstanding and 16,632,853 shares are reserved for issuance pursuant to outstanding options, warrants and convertible securities; the Company's certificate of incorporation gives the Company's board of directors the authority, without further shareholder action, to redesignate all of the authorized and unissued shares of the Company's Common Stock into one or more series of preferred stock; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued and outstanding capital stock or partnership interests, as applicable, of each of the Subsidiaries has been duly and validly authorized and issued and are fully paid and non-assessable, and, except for directors qualifying shares and except as set forth in the Prospectus, all of the outstanding shares of capital stock or partnership interests, as applicable, of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus, to such counsel's knowledge after due inquiry, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

                           (ii) the Company and its Subsidiaries each has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of organization with full corporate power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions described in this Agreement, except where the failure by any of such subsidiaries to be organized, validly existing and in good standing, or the failure to have such power or authority would not reasonably be expected to have a Material Adverse Effect;

                           (iii) the Company and its Subsidiaries are duly
                  qualified or licensed by each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary;

                           (iv) to such counsel's knowledge, neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except such breaches or defaults which would not reasonably be expected to have a Material Adverse Effect;

                           (v) the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under) (i) any provisions of the articles of incorporation, charter or by-laws of the Company or any Subsidiary, (ii) any provision of any material license, indenture, mortgage, deed of trust, loan, credit or other agreement or instrument known to such counsel and to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets may be bound or affected, (iii) any law or regulation binding upon or applicable to the Company or any Subsidiary or any of their respective properties or assets or (iv) any decree, judgment or order known to such counsel to be applicable to the Company or any Subsidiary, (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or its Subsidiaries, (C) accelerate the right of any holder of a security or obligation of the Company or its Subsidiaries to receive a payment prior to maturity or (D) trigger a change in control provision under any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which would not have a Material Adverse Effect;

                           (vi) this Agreement has been duly authorized, executed and delivered by the Company;

                           (vii) except for approvals in connection with the
                  listing of the Shares on the New York Stock Exchange, no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement, the consummation of the transaction contemplated hereby, and the sale and delivery of the Shares by the Company as contemplated hereby, other than such as have been obtained or made under the Securities Act and the Securities Act Regulations, and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or any approval of the underwriting terms and arrangements by the National Association of Securities Dealers, Inc.;

                           (viii) the Shares have been duly authorized and when
                  the Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, and the Underwriters will acquire the good and marketable title to the Shares, free and clear of any pledge, lien, encumbrance, security interest, or other claim;

                           (ix) the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation, charter or by-laws of the Company, or under any agreement known to such counsel to which the Company or any of its Subsidiaries is a party or, to such counsel's knowledge, otherwise;

                           (x) to such counsel's knowledge, there are no persons with registration or other similar rights to have any equity securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement;

                           (xi) the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus;

                           (xii) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company and the requirements of the New York Stock Exchange;

                           (xiii) the Registration Statement has become
                  effective under the Securities Act, the Prospectus was filed with the Commission pursuant to the subparagraph of rule 424(b) of the Securities Act Regulations specified in such opinion on the date specified in such opinion and no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceedings with respect thereto have been commenced or threatened;

                           (xiv) as of the effective date of the Registration Statement and the date of filing of the Prospectus (including any amendment or supplement thereto), respectively, the Registration Statement and the Prospectus (except as to the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

                           (xv) the statements under the caption "Description of Capital Stock" and in the risk factor captioned "Shares Eligible for Future Sale," in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects; and

                           (xvi) to such counsel's knowledge, there are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Prospectus which have not been so filed, summarized or described, and all such summaries and descriptions, in all material respects, fairly and accurately set forth the material provisions of such contracts and documents.

                  To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Representative as to matters which are governed by laws other than the laws of the States of New York and Texas, the General Corporation Law of the State of Delaware and the Federal laws of the United States; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representative and counsel for the Underwriters.

                  In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the

         Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to reasonably believe that the Registration Statement at the time it became effective (except with respect to the financial statements and notes and schedules thereto and other financial and statistical data, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements, notes and schedules thereto and other financial and statistical data, as to which such counsel need make no statement) on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  The foregoing opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (g) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and its counsel and the Representative shall have received from Latham & Watkins a favorable opinion, addressed to the Underwriters and dated the Delivery Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters as the Representative may reasonably request, and the Company shall have furnished to Latham & Watkins such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (h) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (B) any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause
         (A) or (B), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such delivery date on the terms and in the manner contemplated in the Prospectus.

                  (i) Subsequent to the execution and delivery of this Agreement
         (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

                  (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such delivery date on the terms and in the manner contemplated in the Prospectus.

                  (k) The New York Stock Exchange shall have approved the Shares for listing, subject only to official notice of issuance.

                  (l) The Representative shall have received lock-up agreements from each director and executive officer of the Company, in the form of EXHIBIT A attached hereto.

                  (m) The Company shall have furnished or caused to be furnished to the Representative such further certificates or documents as the Representative shall have reasonably requested.

                  5.  COVENANTS OF THE COMPANY.

                  (a) The Company covenants and agrees as follows:

                           (i) The Company will cause a prospectus supplement to
                  be filed (but only if the Representative or its counsel has not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) in connection with the offering of the Shares and will notify the Representative promptly of such filing.

                           (ii) Until the later of the completion of the
                  distribution of the Shares and the expiration of the over-allotment option granted in Section 1 hereof, the Company shall promptly advise the Representative in writing (i) when any amendment to the Registration Statement shall have become effective or any supplement to the Prospectus has been filed,
                  (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. For a period of 60 days after the First Delivery Date, the Company shall not file any amendment of the Registration Statement or supplement to the Prospectus relating to the offering of the Shares unless the Company has furnished the Representative a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representative reasonably objects. The Company shall use its best efforts to prevent the issuance of any stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                           (iii) Until the later of the completion of the
                  distribution of the Shares and the expiration of the over-allotment option granted in Section 1 hereof, the Company shall deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each preliminary prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the filing of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon its request, to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

                           (iv) The Company shall make generally available to
                  its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of
                  Section 11(a) of the Securities Act and Rule 158 of the Rules.

                           (v) The Company shall furnish to the Representative
                  and counsel for the Underwriters, upon request and without charge, copies of the Registration Statement (including all exhibits thereto and amendments thereof) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Securities Act Regulations, as many copies of the Prospectus and any amendments thereof and supplements thereto as such Underwriter may reasonably request.

                           (vi) The Company shall reasonably cooperate with the
                  Representative and counsel for the Underwriters in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representative and the Company have mutually agreed are appropriate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

                           (vii) Without the prior written consent of the
                  Representative, for a period of 60 days after the date of this Agreement, the Company shall not (i) register with the Commission (other than on Form S-8 or on any successor form), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option to contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any equity securities of the Company or any securities convertible into or exercisable or exchangeable for equity securities of the Company or any right to acquire equity securities of the Company, or (ii) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of any equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except for (A) the issuance of the Shares pursuant to the Prospectus, (B) the issuance of options granted to employees of the Company by the compensation committee of the Board of Directors, provided that any such options not be exercisable within 60 days of the date of this Agreement, (C) the issuance of equity securities of the Company in connection with the acquisition of any company that is not an affiliate of the Company, (D) the issuance of equity securities of the Company in exchange for outstanding securities of the Company and (E) the issuance of equity securities of the Company upon the exercise of outstanding options, warrants or other securities convertible into or exchangeable for equity securities of the Company.

                           (viii) On or before completion of this offering, the
                  Company shall make all filings required under applicable securities laws and by the New York Stock Exchange, including any required registration under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

                           (ix) The Company will apply the net proceeds from the
                  offering of the Shares in the manner set forth under "Use of Proceeds" in the Prospectus.

                  (b) The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Prospectus and any amendments and exhibits thereto; (c) the costs of distributing the Prospectus as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any preliminary prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) any applicable listing or other fees; (e) the fees and expenses (not in excess, in the aggregate, of $10,000, including related fees and expenses of counsel to the Underwriters) of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 5(a)(vi) and of preparing, printing and distributing a Blue Sky Memorandum; (f) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show and (g) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 5 and in Section 9 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, one-half of the cost of any aircraft chartered in connection with the road show, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters. The Underwriters agree to pay up to $400,000 of the expenses of the Company in connection with the offer and sale of the Shares as described in this Section 5(b).

                 6. INDEMNIFICATION AND CONTRIBUTION.

                 (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any preliminary prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares ("MARKETING MATERIALS"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any preliminary prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 6(e); and PROVIDED, FURTHER, that the indemnity agreement contained in this Section 6(a) with respect to the preliminary prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling such Underwriter) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or any supplement thereto prepared with the consent of the Representative and furnished to the Underwriters prior to the First Delivery Date corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person, unless such failure resulted from noncompliance by the Company with Section 5(a)(iii) above. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

                 (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any preliminary prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

                 (c) Promptly after receipt by an indemnified party under this
        Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, PROVIDED FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the Representative shall have the right to employ counsel to represent jointly the Representative and the other Underwriter and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 6 if, in the reasonable judgment of the Representative, it is advisable for the Representative and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                 (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Shares by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

                  7. DEFAULTING UNDERWRITERS. If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Shares which the defaulting Underwriter agreed but failed to purchase on such Delivery Date; PROVIDED, HOWEVER, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of Shares which the defaulting Underwriter agreed but failed to purchase on such date exceeds 9.09% of the total number of Shares to be purchased on such Delivery Date, and the remaining non-defaulting Underwriters shall not be obligated to purchase more than 110% of the number of Shares which it agreed to purchase on such Delivery Date pursuant to the terms of Section 1. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the Shares which the defaulting Underwriter agreed but failed to purchase on such Delivery Date, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 5 and
Section 9. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this Section 7, purchases any of the Shares which a defaulting Underwriter agreed but failed to purchase.

         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

                  8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 4(h), 4(i) or 4(j), shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

                  9. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Company shall fail to tender the Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company (including, without limitation, with respect to the transactions contemplated by this Agreement) is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

                  10. MISCELLANEOUS. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 5(b), 6 and 7 shall survive the termination or cancellation of this Agreement.

                  This Agreement has been and is made for the benefit of the Underwriters, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from the Underwriters merely because of such purchase.

                  All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Underwriters, c/o Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department, with a copy to Raymond Y. Lin, Latham & Watkins, 885 Third Avenue, New York, New York 10022, and (b), if to the Company, to the offices of the Company at Key Energy Services, Inc., Two Tower Center, 20th Floor, East Brunswick, New Jersey 08816, Attention: General Counsel, with a copy to Samuel N. Allen, Porter & Hedges, L.L.P., 700 Louisiana Street, Houston, Texas 77002.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

                  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement among us.

                               Very truly yours,

                               KEY ENERGY SERVICES, INC.


                               By    /s/ Jack D. Loftis, Jr.
                                 ---------------------------------------------

                               Name  Jack D. Loftis, Jr.
                                   -------------------------------------------

                               Its   Senior Vice President and General Counsel
                                  --------------------------------------------


Confirmed:


LEHMAN BROTHERS INC.



For themselves and as Representative
    of the several Underwriters named
    in Schedule I hereto.



By /s/ James E. Saxton, Jr.
  -----------------------------------
      Title: Senior Vice President

                                   Schedule I


Underwriters                                    Number of Shares of Firm Stock to be Purchased
------------                                    ----------------------------------------------

Lehman Brothers Inc.                                             4,750,000
Dain Rauscher Incorporated                                       4,750,000
FAC/Equities,
    a division of First Albany Corporation                         500,000
                                                                ----------

Total                                                           10,000,000
                                                                ==========













                                  Schedule II

                                                                      EXHIBIT A
                                                 Form of Director and Executive
                                                      Officer Lock-up Agreement


                                LOCK-UP AGREEMENT

                                  June __, 2000


KEY ENERGY SERVICES, INC.
   Two Tower Center
   20th Floor
   East Brunswick, New Jersey  08816

Lehman Brothers Inc.
Three World Financial Center
New York, New York  10285

Ladies and Gentlemen:

                  The undersigned understands that Lehman Brothers Inc., as Representative ("Representative") of the several underwriters (the "UNDERWRITERS"), proposes to enter into an Underwriting Agreement with Key Energy Services, Inc. (the "COMPANY") providing for the public offering by the Underwriters, including the Representative, of Common Stock, par value $.10 per share (the "COMMON STOCK"), of the Company (the "PUBLIC OFFERING").

                  In consideration of the Underwriters' agreement to purchase and undertake the Public Offering of the Company's Common Stock and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of the Representative, he, she or it will not, during the period commencing on the date hereof and ending 60 days after the date of this agreement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option to contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or any right to acquire Common Stock, or (ii) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions shall not apply to (i) exercise of options or warrants, or (ii) transfers, without consideration, of the Common Stock or any securities convertible into, or exercisable or exchangeable for Common Stock to family members or to one or more trusts established for the benefit of one or more family members, provided that the transferee executes and delivers to the Representative, an agreement whereby the transferee agrees to be bound by all of the foregoing terms and provisions.


                                  Exhibit A

                  In addition, the undersigned agrees that the Company may,
(i) with respect to any shares of Common Stock for which the undersigned is the record holder, cause the transfer agent for the Company to note stop-transfer instructions with respect to such shares of Common Stock consistent with the foregoing paragraph on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such shares of Common Stock to cause the transfer agent for Company to note stop-transfer instructions with respect to such shares of Common Stock consistent with the foregoing paragraph on the transfer books and records of the Company.

                  The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

                                                 Very truly yours,



                                                 --------------------------




--------------------------
(Name - Please Type)


--------------------------
--------------------------
--------------------------
(Address)


--------------------------
(Social Security or Taxpayer Identification No.)








                                  Exhibit A